UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

_______________________________

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	000-23248	36-3918470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices) (Zip Code)

(847) 956-8000

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)

Departure of Chief Financial Officer

On November 8, 2024, the Board of Directors (the “Board”) of SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company (the “Company”), received notice that James J. Reiman, Chief Financial Officer of the Company, was resigning for personal reasons, effective November 8, 2024.

Appointment of Chief Financial Officer

Effective November 11, 2024, Frank Cesario was elected Chief Financial Officer, Vice President Finance, Treasurer and Secretary of the Company.

Mr. Cesario, 55, has extensive experience in senior finance roles, manufacturing, international business, and SEC reporting. Prior to joining the Company, Mr. Cesario served as Chief Executive Officer and Acting Chief Financial Officer of Yunhong Green CTI Ltd (“YG CTI”), a publicly traded manufacturer of flexible film products since January 2022. Mr. Cesario also performed several different roles for YG CTI, including as Chief Financial Officer, since joining in November 2017. Prior to that, Mr. Cesario served in similar roles with Nanophase Technologies Corporation and ISCO International, Inc., then publicly traded global suppliers of advanced materials and telecommunications equipment, respectively, as well as a privately held distributors and manufacturers.

Also on November 11, 2024, the Board ratified a letter agreement Mr. Cesario entered into with the Company (the “Offer Letter”), pursuant to which he accepted employment on an “at-will” basis beginning on November 11, 2024, for an annual base salary of $300,000. He will participate in the Company’s annual bonus program, stock option plan, and other employee benefit plans and programs available to the Company’s senior executives, as described in the Company’s proxy statement for its 2024 annual meeting of stockholders filed with the Securities and Exchange Commission on September 20, 2024. In the event the Company terminates Mr. Cesario’s employment (other than for “cause”), he will be entitled to receive a severance payment equal to thirteen (13) weeks of his then-current base salary. In connection with his appointment, and as provided in the Offer Letter, the Company agreed to grant Mr. Cesario options to purchase 30,000 shares of the Company’s common stock (the “Options”) on November 11, 2024 (the “Date of Grant”); 7,500 of the Options will vest on the six month anniversary of the Date of Grant and the balance will vest in three equal increments of 7,500 shares each on the first three anniversaries of the Date of Grant. The foregoing summary is not complete and is qualified in its entirety by the copy of the Offer Letter, attached as Exhibit 10.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Cesario and any other persons pursuant to which Mr. Cesario was selected as Chief Financial Officer, Vice President Finance, Treasurer and Secretary of the Company. There are no family relationships between Mr. Cesario and any director or executive officer of the Company and Mr. Cesario does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Offer Letter by and between SigmaTron International, Inc and Frank Cesario dated October 23, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: November 14, 2024	By:	/s/ Gary R. Fairhead
Gary R. Fairhead
Chief Executive Officer